EXHIBIT 10.14b

AMENDMENT NO. 2

Effective November 16, 2010

TO THE PMI GROUP, INC.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

(Amended and Restated as of September 1, 2007)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Supplemental Employee Retirement Plan (the “Plan”) effective as of April 1, 1995, and amended and restated the Plan in its entirety effective as of September 1, 2007, and having further amended the restated Plan as of November 20, 2008, hereby amends the restated Plan as follows:

1. The phrase “or as soon as administratively practicable thereafter” is deleted from each place that it appears in the Plan.

2. The second sentence of Section 4.1 is deleted and the following sentence is substituted therefore:

“Notwithstanding any contrary Plan provision, such payment shall be made on the first day of the calendar month that immediately follows the Participant’s Separation from Service (the “Designated Payment Date”) and any such payment shall be treated as made on the Designated Payment Date if such payment is made either on that date, or a later date that is no later than (i) the end of the Participant’s taxable year that includes the Designated Payment Date, or (ii) if later, the fifteenth (15th) calendar day of the third calendar month immediately following the Designated Payment Date.”

3. This Amendment No. 2 to the restated Plan is effective as of November 16, 2010.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 2 to the restated Plan as of the date specified below.

THE PMI GROUP, INC.

Date: November 18, 2010	By:	/s/ Charles F. Broom
Charles Broom
Senior Vice President, Human Resources